SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	January 21, 2005

REGAL-BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

200 State Street, Beloit, Wisconsin 53511
(Address of principal executive offices, including zip code)

(608) 364-8800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

        This Amendment No. 1 on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by REGAL-BELOIT Corporation on January 26, 2005 to amend certain information contained in Item 5.02 of the initially filed Current Report relating to Mark J. Gliebe.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On January 21, 2005, the Board of Directors of REGAL-BELOIT CORPORATION (the “Company”) approved the appointment of Mark J. Gliebe, President of the Electric Motors Group, as a Vice President of the Company. Mr. Gliebe, age 44, joined the Company on January 1, 2005 following the Company’s acquisition of the HVAC/refrigeration motors and capacitors businesses from General Electric Company (“GE”). Prior to joining the Company, Mr. Gliebe was the General Manager of GE Motors & Controls in the GE Consumer & Industrial business unit of GE (a diversified industrial and commercial manufacturing corporation) from June of 2000 to December of 2004. In that position, Mr. Gliebe had general manager responsibilities for GE’s motor businesses including Commercial AC motors, HVAC/refrigeration motors, Appliance Motors and Controls, Electric Vehicle Motors and Controls, and the Capacitors business. From January of 1999 to June of 2000, Mr. Gliebe was General Manager of GE Industrial Motors, where he had general manager responsibilities for GE’s Industrial Motors business. Each executive officer of the Company is appointed to serve until his or her successor is duly appointed by the Board or his or her earlier removal or resignation from office.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL-BELOIT CORPORATION
By: /s/ David A. Barta
David A. Barta
Vice President, Chief Financial Officer

Dated: February 11, 2005